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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 3, 2015 (September 3, 2015)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 7.01. Regulation FD Disclosure.

Dropdown Assets
On September 3, 2015, Holly Energy Partners, L.P. (the “Partnership”) and HollyFrontier Corporation (“HollyFrontier”) issued a joint press release announcing a non-binding agreement in principle for the acquisition by Holly Energy Partners – Operating, L.P. (“HEP Operating”), a wholly owned subsidiary of the Partnership, from Frontier El Dorado Refining LLC (“FEDR”), a wholly owned subsidiary of HollyFrontier, of all the outstanding membership interests in El Dorado Operating LLC, which owns the newly constructed naphtha fractionation and hydrogen generation units, in each case, located at FEDR’s El Dorado, Kansas refinery (collectively, the “Dropdown Assets”) for aggregate cash consideration of approximately $62.0 million.

The closing of the proposed transaction is subject to the execution of definitive agreements and other customary closing conditions. Both the Partnership and HollyFrontier expect the proposed transaction will close in the fourth quarter of 2015, although delays could occur.

In connection with the closing of the proposed transaction, HEP Operating and FEDR expect to enter into fifteen-year tolling agreements containing minimum quarterly throughput commitments from FEDR. The obligations of HEP Operating and FEDR under the tolling agreements will be guaranteed by the Partnership and HollyFrontier, respectively.

The parties expect to amend and restate the Omnibus Agreement by and among the Partnership, HollyFrontier and certain of their respective subsidiaries and expand the secondment arrangement at the El Dorado refinery in connection with the proposed transaction.

Furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01 in its entirety is a copy of the press release.

Analyst Day
Furnished as Exhibit 99.2 and incorporated by reference into this Item 7.01 in its entirety is a copy of a presentation to be presented by the Partnership and HollyFrontier on September 3, 2015 at HollyFrontier’s 2015 Analyst Day in Dallas, Texas.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this Form 8-K relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier and/or the Partnership, and actual results may differ materially from those discussed in this Form 8-K. Such risks and uncertainties include but are not limited to risks and uncertainties with respect to HollyFrontier’s and the Partnership’s ability to agree on terms for definitive documentation relating to the Dropdown Assets transfer and, if definitive documentation is agreed and executed and the Dropdown Assets transfer is consummated, the ability of the Partnership to successfully integrate the Dropdown Assets into its business and fully realize the benefits of the proposed transfer, the actions of actual or potential competitive suppliers and transporters of refined petroleum products in HollyFrontier’s or the Partnership’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to HollyFrontier and the Partnership, the effectiveness of HollyFrontier’s and the Partnership’s capital investments and marketing strategies, HollyFrontier’s and the Partnership’s efficiency in carrying out construction projects, HollyFrontier’s and the Partnership’s ability to complete acquisitions and to integrate any existing or future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of HollyFrontier and the Partnership is provided in the most recent reports of HollyFrontier and the Partnership filed with the Securities and Exchange Commission. All forward-looking statements included in this Form 8-K are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier and the Partnership undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Joint press release of the Partnership and HollyFrontier issued September 3, 2015.*
99.2	Joint presentation by the Partnership and HollyFrontier to be presented on September 3, 2015 at HollyFrontier’s 2015 Analyst Day in Dallas, Texas.*

* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Douglas S. Aron
Executive Vice President and Chief Financial Officer

Date:    September 3, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release of the Partnership and HollyFrontier issued September 3, 2015.*
99.2	Joint presentation by the Partnership and HollyFrontier to be presented on September 3, 2015 at HollyFrontier’s 2015 Analyst Day in Dallas, Texas.*

* Furnished herewith.